Exhibit 99.2

HMS Announces Definitive Agreement To Acquire HDI November 7, 2011 Bill Lucia, President and CEO Walter Hosp, SVP and CFO Contact: Christine Saenz csaenz@hms.com 212.857.5986

2 Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to satisfy the closing conditions of the HDI acquisition, including receiving regulatory approval, and close the acquisition in the timeframe that we anticipate; our ability to successfully integrate HDI’s operations; the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this presentation speak only as of the date of this presentation. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

3 Discussion Outline HDI Profile Acquisition Rationale Deal Structure and Timing Guidance Q&A 3

Company Profile Founded in 2000 Headquartered in Las Vegas; facilities in California and Florida Approximately 400 full-time employees and independent nurse auditors Revenue growth of 90% in 2011; projected growth of 65% in 2012 Contracts Current Medicare Recovery Audit Contractor for CMS Region D, covering 17 states and three U.S. territories Medicaid RAC in Kansas Subcontractor on Medicaid PERM Similar services provided to commercial insurance plans 4

Retrospective Complex Reviews Pharmacy Audits Hospital Bill Audits Automated Reviews HDI Reviewed $300 Billion in Paid Claims in 2010 5

6 HDI 2012 Revenue by Market

Medicare RAC FY10 Corrections Region % of Claims Data by RAC Region* FY2010 Corrections A 24% 6% B 19% 17% C 35% 30% D 22% 47% Region B $15.5M Region A $5.9M Region D $43.4M *HMS estimates based on CMS data. Does not include U.S. islands and territories 7 Total Corrections: $92.3M

Medicare RAC Q3 FY11 Corrections Region % of Claims Data by RAC Region* Q3 FY2011 Corrections A 24% 16% B 19% 15% C 35% 19% D 22% 50% Region B $43.7M Region A $45.4M Region D $145.9M *HMS estimates based on CMS data. Does not include U.S. islands and territories 8 Total Corrections: $289.3M

Acquisition Rationale 9

HMS/HDI: Large National Footprint 10 HMS Medicaid RAC HDI Medicare RAC HDI is the Medicare and Medicaid RAC in Kansas

Deal Structure and Timing HMS Holdings will acquire HDI for $400 million in consideration Requires only modest financial leverage (~2.5x Debt/Adjusted EBITDA) Accretive in year one to adjusted EPS Significant and highly accretive earnings growth potential 2013- 2015 Acquisition to close at year end 2011, pending regulatory approval CEO Andrea Benko to continue in current role and join HMS executive team 11

Guidance 12 Without HDI With HDI Revised 2011 Initial 2012 Revised 2011 Initial 2012 $ % Y/Y $ % Y/Y $ % Y/Y $ % Y/Y Revenue $363.0 19.9% $435.0 19.8% $363.0 19.9% $520.0 43.3% GAAP EPS $0.60 27.7% $0.74 23.3% $0.57* 21.3% $0.65 14.0% Adjusted EPS $0.70 23.7% $0.85 21.4% $0.67 18.4% $0.98 46.3% *Includes $5 million of HDI transaction expenses

Revenue Diversity and Growth 13 $ Millions 0 100 200 300 400 500 600 2008 2009 2010 2011G 2012 with HDI Coordination of Benefits (COB) Program Integrity (PI)

Summary HMS will be nation’s premier provider of performance-based claims integrity services Extends reach in Federal, State, and commercial markets Provides a platform with immediate significant presence in Medicare and commercial carrier markets Ideal size and profile, with important long-term revenue, resource and technology synergies 14